     As filed with the Securities and Exchange Commission on May 24, 2000.
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ARROW ELECTRONICS, INC.
               (Exact name of issuer as specified in its charter)

        New York                                                11-1806155
(State of Incorporation)                                     (I.R.S. Employer
                                                            Identification No.)

                                 25 Hub Drive
                           Melville, New York 11747
                                (631) 391-1300
        (Address and telephone number of principal executive offices)

                             Arrow Electronics, Inc.
                             Internet Business Group
                           Strategic Incentive Program
                            (Full Title of the Plan)

                             Robert E. Klatell, Esq.
                            Executive Vice President
                             Arrow Electronics, Inc.
                                  25 Hub Drive
                            Melville, New York 11747
                                 (631) 391-1300
            (Name, address and telephone number of agent for service)

                                   Copies to:
                       Milbank, Tweed, Hadley & McCloy LLP
                            One Chase Manhattan Plaza
                            New York, New York 10005
                                 (212) 530-5000
                       Attention: Howard S. Kelberg, Esq.

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
  Title of Securities to be                                Proposed Maximum Offering    Proposed Maximum Aggregate     Amount of
          Registered            Amount to be Registered         Price Per Share(1)           Offering Price(2)      Registration Fee
====================================================================================================================================

Common Stock (par value              500,000                       $36.90                      $18,450,000               $4,871
   $1.00 per share)

====================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low prices for Arrow Electronics, Inc.'s common stock as reported on the New York Stock Exchange on May 19, 2000.

(2) The proposed maximum aggregate offering price listed above has been determined pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and represents the sum of the aggregate exercise price of all shares registered hereunder available for future grant under the Plan.

                                     PART I

ITEM 1.       PLAN INFORMATION

                     This Registration Statement relates to the registration of 500,000 shares of Common Stock, $1.00 par value per share, of ARROW ELECTRONICS, INC. (the "Registrant") awarded under the Arrow Electronics, Inc. Internet Business Group Strategic Incentive Program (the "Plan"). Documents containing the information required by Part I of the Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                     The Registrant will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this Registration Statement is delivered, a copy of any and all of the information which has been incorporated by reference in such Prospectus and this Registration Statement (pursuant to Item 3 of Part II below). Such requests should be directed to the Secretary, Arrow Electronics, Inc., 25 Hub Drive, Melville, New York 11747 (telephone: (631) 391-1300).

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

                     The following documents which have been filed by Arrow Electronics, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, are incorporated by reference herein and shall be deemed to be a part hereof:

              1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

              2. The description of the Company's Capital Stock contained in the registration statement filed with the Commission under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

              3. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act.

All documents, filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                     Any Statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified


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


or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.       DESCRIPTION OF SECURITIES

                     The Common Stock being registered hereunder has been registered pursuant to Section 12 of the Exchange Act and a description of the Common Stock is contained in the Exchange Act registration statement which has been filed with the Commission.

ITEM 5.       INTEREST OF NAMED EXPERTS AND COUNSEL

                     Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

                     Article 9 of the Company's Certificate of Incorporation permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

                     Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Company is entitled under the Business Corporation Law of the State of New York which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law.

                     The Company also maintains directors' and officers' liability insurance coverage which insures directors and officers of the Company against certain losses arising from claims made, and for which the Company has not provided reimbursement, by reason of their being directors and officers of the Company or its subsidiaries.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

                     Not applicable.

ITEM 8.       EXHIBITS.

                     See Exhibit Index on page 7.

ITEM 9.       UNDERTAKINGS.

              (1)    The Company hereby undertakes:

                     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and


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


                            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                     Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (2) The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

              (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the above-mentioned provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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


                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville and the State of New York, on May 23, 2000.

                                       ARROW ELECTRONICS, INC.

                                       By:   /s/ Robert E. Klatell
                                             -----------------------------------
                                             Robert E. Klatell
                                             Executive Vice President





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


                                POWER OF ATTORNEY

              Each person whose signature appears below hereby severally constitutes and appoints Stephen P. Kaufman, Robert E. Klatell, and John C. Waddell and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to the said registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirement of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.

         SIGNATURE                                              TITLE                                              DATE


   /s/ Stephen P. Kaufman
----------------------------
     Stephen P. Kaufman                   Chairman, Principal Executive Officer, and Director                May 23, 2000


  /s/ Robert E. Klatell
----------------------------
     Robert E. Klatell                    Executive Vice President, Secretary, and Director                  May 23, 2000


  /s/ Sam R. Leno
----------------------------
     Sam R. Leno                          Senior Vice President and Principal Financial Officer              May 23, 2000


  /s/ Paul J. Reilly
----------------------------
     Paul J. Reilly                       Vice President, Finance and Principal Accounting Officer            May 23, 2000


  /s/ Daniel W. Duval
----------------------------
     Daniel W. Duval                                            Director                                      May 23, 2000



----------------------------
     Carlo Geirsch                                              Director                                    ________, 2000


 /s/ John N. Hanson
----------------------------
     John N. Hanson                                             Director                                      May 23, 2000


 /s/ Roger King
----------------------------
     Roger King                                                 Director                                      May 23, 2000


 /s/ Karen Gordon Mills
----------------------------
     Karen Gordon Mills                                         Director                                      May 23, 2000


 /s/ Barry W. Perry
----------------------------
     Barry W. Perry                                             Director                                      May 23, 2000


 /s/ Richard S. Rosenbloom
----------------------------
     Richard S. Rosenbloom                                      Director                                      May 23, 2000


 /s/ Francis M. Scricco
----------------------------
     Francis M. Scricco                                         Director                                      May 23, 2000



----------------------------
     Robert S. Throop                                           Director                                    ________, 2000


 /s/ John C. Waddell
----------------------------
     John C. Waddell                                            Director                                      May 23, 2000



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


                                  EXHIBIT INDEX

Exhibit No.                        Description

5                    Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the Company's Common Stock.

23(a)                Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the Opinion filed as Exhibit 5 hereto).

23(b)                Consent of Ernst & Young LLP, independent auditors.

24                   Power of Attorney (set forth on the signature page hereof).

99(a)                Arrow Electronics, Inc. Internet Business Group Strategic Incentive Program






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